AMENDMENT NO. 1 TO

SEPARATION AGREEMENT

THIS AMENDMENT NO. 1, dated December 31, 2024 (“First Amendment”) amends the Separation Agreement by and between PureCycle Technologies, Inc. (“PureCycle”) and Michael Dee (“MD”), dated December 11, 2021 (“Separation Agreement”). PureCycle and MD are each referred to herein as a “Party” and, collectively, as the “Parties”. Words and phrases used (but not defined) herein with initial capital letters will have the meanings ascribed to such terms in the Separation Agreement.

RECITALS

A.
The Separation Agreement provides, among other things, that with respect to 666,667 unvested Restricted Shares that were originally granted to MD on July 8, 2021 (the “Restricted Shares”): (a) 333,334 of such Restricted Shares vested on the Separation Date; and (b) 333,333 of such Restricted Shares would vest on the date on which PureCycle’s Ironton, Ohio plant becomes operational, as certified by Leidos in accordance with the Limited Offering Memorandum, dated September 23, 2020 (in connection with the bond offering by Southern Ohio Port Authority to PureCycle: Ohio LLC), provided if such Restricted Shares do not vest by 11:59 pm December 31, 2024, those 333,333 Restricted Shares shall not vest and that portion of the award shall expire.
B.
As of the date hereof, the Ironton, Ohio plant has not been certified as operational by Leidos.
C.
Effective as of the date of this First Amendment, PureCycle and MD desire to amend the Separation Agreement to extend the date by which the Ironton, Ohio plant may be certified as operational by Leidos.

NOW THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Recitals. The foregoing recitals are incorporated herein by reference.
2.
Amendments to Exhibit C.
a.
Subsection (B) of the second sub-bullet of Section 2 of Exhibit C of the Separation Agreement shall be deleted in its entirety and replaced by the following:

(B) 333,333 Restricted Shares will vest on the date on which the Company’s Ironton, Ohio plant becomes operational, as certified by Leidos in accordance with the Limited Offering Memorandum, dated September 23, 2020 (in connection with the bond offering by Southern Ohio Port Authority to PureCycle: Ohio LLC); provided if such Restricted Shares do not so vest by 11:59 pm December 31, 2026, those 333,333 Restricted Shares shall not vest and that portion of the award shall expire.

b.
A new sub-bullet at the end of Section 2 of Exhibit C of the Separation Agreement shall be inserted as follows:

In consideration for the Company extending to December 31, 2026, the date by which the Ironton, Ohio plant must be operational as certified by Leidos, MD agrees to pay to the Company an aggregate payment of $620,000.00, pursuant to the following schedule:

December 31, 2024--$155,000.00

March 31, 2025--$155,000.00

June 30, 2025--$155,000.00

September 30, 2025--$155,000.00

Should MD fail to pay any amount set forth above by wire transfer into the account listed below by the end of the day of the applicable payment date, or by the end of the next business day should such payment date fall on a weekend or bank holiday, the 333,333 Restricted Shares shall be deemed forfeited and MD shall not be entitled to reimbursement of any previous payments made pursuant to this sub-bullet.

To the extent that the Ironton, Ohio plant is operational as certified by Leidos prior to the aggregate payment by MD to the Company of the full $620,000.00, then those 333,333 Restricted Shares shall not vest until such time as MD pays to the Company the aggregate payment of $620,000.00, which MD may continue to pay pursuant to the above schedule and should MD fail to pay any amount set forth above by wire transfer into the account listed below by the end of the day of the applicable payment date, or by the end of the next business day should such payment date fall on a weekend or bank holiday, the 333,333 Restricted Shares shall be deemed forfeited and MD shall not be entitled to reimbursement of any previous payments made pursuant to this sub-bullet.

Wire Instruction:

Beneficiary Account Name: PureCycle Technologies, Inc.

Beneficiary Account Number: 886219713

Beneficiary Bank Name: JPMORGAN CHASE BANK, N.A.

Beneficiary Bank Swift BIC: CHASUS33

Beneficiary Bank Routing Number: 021000021

3.
Amendment to the Separation Agreement. The Parties hereby agree that as of the date of this First Amendment, the amendments described in Section 2 above shall be made a part of the Separation Agreement.
4.
Tax. By signing this First Amendment, MD acknowledges that he will be solely responsible for any taxes which may be imposed on him as a result of the benefits described hereunder, all amounts payable to MD under the Separation Agreement as amended by this First Amendment will be subject to any applicable tax withholding by PureCycle, and PureCycle has not made any representations or guarantees regarding the tax result for MD with respect to any income recognized by him in connection with the Severance Benefits.
5.
Acknowledgements. MD acknowledges and agrees that PureCycle has made no representations as to the likelihood that the Ironton, Ohio plant will be certified as operational by Leidos by December 31, 2026. MD further acknowledges that he is executing this First Amendment and making necessary payments required thereby, knowingly and voluntarily.
6.
Waiver and Release. Effective upon execution of this First Amendment, MD hereby irrevocably WAIVES, RELEASES, RELINQUISHES AND FOREVER DISCHARGES PureCycle and its respective directors, officers, employees, agents, affiliates, stockholders, optionholders, successors and subsidiaries, from any and all obligations, claims, suits, demands, liabilities, losses, costs, expenses and causes of action existing prior to, or following, execution of this First Amendment, whether known or unknown, accrued or unaccrued, arising or accruing from, under or in connection with the execution of this First Amendment and the transactions contemplated thereby or MD’s former employment at PureCycle. The Parties each acknowledge having had the opportunity to consult with their respective legal advisors prior to executing this First Amendment with respect to the foregoing waiver and release.
7.
Execution in Counterparts. This First Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party. A signed copy of this First Amendment delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this First Amendment.
8.
Existing Separation Agreement. Except as expressly provided herein, the Separation Agreement remains unmodified and in full force and effect. If there is any inconsistency or conflict between the provisions of this First Amendment and the other provisions of the Separation Agreement, the provisions of this First Amendment shall control with respect to the subject matter of this First Amendment. This First Amendment constitutes a part of the Separation Agreement and is incorporated by this reference.

Signature Page to follow

Signature Page to First Amendment to Separation Agreement

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment as of the dates set forth below.

PURECYCLE TECHNOLOGIES, INC.

By: ___/s/ Dustin Olson____________________

Name: ___Dustin Olson_____________________

Title: __CEO______________________________

Date: ___December 31, 2024_________________

MICHAEL DEE

By: ____/s/ Michael Dee___________________

Date: ___December 31, 2024________________